EX-99.B(d)(2)(i)

Appendix A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Funds

Equity Income Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

Small Cap Index Portfolio

Strategic Small Cap Value Portfolio1

Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees: April 4, 2005

Appendix A amended: August 17, 2005

[1]	On August 17, 2005, the Board of Trustees approved the establishment of the Strategic Small Cap Value Portfolio, which is expected to commence operations in 2005.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO MASTER TRUST

This fee agreement is made as of the 6th day of August, 2002, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

WHEREAS, the parties and Wells Fargo Master Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

Name of Fund	Sub-Advisory Rate
Equity Income Portfolio*	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
Index Portfolio*	0-100M 100-200M >200M	0.05 0.03 0.02
Inflation-Protected Bond Portfolio*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Small Cap Index Portfolio*	0-100M 100-200M >200M	0.05 0.03 0.02
Strategic Small Cap Value Portfolio[1]	0-200M >200M	0.45 0.40
Total Return Bond Portfolio*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

The foregoing fee schedule is agreed to as of November 8, 2005 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ ANDREW OWEN
Andrew Owen
Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:	/s/ DAVID O’KEEFE
David O’Keefe
Chief Financial Officer

*	On November 8, 2005, the Board of Trustees approved certain sub-advisory fee rate changes effective January 1, 2006.

[1]	On August 17, 2005, the Board of Trustees approved the establishment of the Strategic Small Cap Value Portfolio, which is expected to commence operations in 2005.

2